Exhibit 10.1

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of April 26, 2022, by and among (i) Fortune Rise Acquisition Corporation, a Delaware corporation (the “Parent”), (ii) VCV Power Sigma, Inc., a Delaware corporation (“Sigma”), (iii) VCV Power Gamma, Inc., a Delaware corporation (“Gamma” and, together with Sigma, the “Companies” and each individually, a “Company”) and (iii) the undersigned stockholders (the “Holders”) of the Parent. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement, as hereinafter defined.

WHEREAS, on April 26, 2022, the Parent, Sigma Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Parent (“Sigma Merger Sub”), Gamma Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Parent (“Gamma Merger Sub” and, together with Sigma Merger Sub, “Merger Subs” and each, a “Merger Sub”), the Companies, and Yuan (Jerry) Tang (“Jerry Tang”), solely in his capacity as the Stockholder Representative thereunder and for certain limited purposes set forth in Section 5.13 thereof, entered into an agreement and plan of merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which (i) Sigma Merger Sub will merge with and into Sigma (the “Sigma Merger”), with Sigma surviving the Sigma Merger as a wholly owned subsidiary of the Parent, and (ii) Gamma Merger Sub will merge with and into Gamma (the “Gamma Merger” and, together with the Sigma Merger, the “Mergers”);

WHEREAS, as a result of the Mergers, among others matters, (i) all of the issued and outstanding shares of capital stock of the Companies as of immediately prior to the consummation of the Mergers (the “Closing”) will be cancelled and exchanged for the right to receive shares of Parent Common Stock, subject to the deposit of the applicable Gamma Earnout Consideration Shares in the Earnout Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement, (ii) each Company Option shall be assumed by the Parent and automatically converted into an option to purchase Parent Common Shares and each share of Company Restricted Stock will be automatically converted into the right to receive shares of Parent Common Stock, subject to the same terms as were applicable prior to the Closing, and (iii) each outstanding Company Convertible Note will be assumed by the Parent and convertible into shares of Parent Common Stock;

WHEREAS, the Board of Directors of the Parent has (a) approved and declared advisable the Merger Agreement, the ancillary documents (the “Ancillary Documents”), the Mergers and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Parent and its stockholders (the “Parent Stockholders”) and (c) recommended the approval and the adoption by the Parent Stockholders of the Merger Agreement, the ancillary documents, the Mergers and the other Transactions; and

WHEREAS, as a condition to the willingness of the Companies to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by each Holder thereunder, and the expenses and efforts to be undertaken by the Parent and the Companies to consummate the Transactions, the Parent, the Companies, and each Holder desire to enter into this Agreement in order for each Holder to provide certain assurances to the Companies regarding the manner in which such Holder is bound hereunder to vote any shares of capital stock of the Parent which such Holder beneficially owns, holds or otherwise has voting power (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Mergers, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Each Holder agrees, with respect to all of the Shares:

(a) during the Voting Period, at each meeting of the Parent Stockholders and in each written consent or resolutions of any of the Parent Stockholders in which each Holder is entitled to vote or consent, such Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the Mergers, the Merger Agreement, the Ancillary Documents, any amendments to the Parent Governing Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Shares in opposition to: (A) any and all other proposals (x) for the acquisition of the Parent, (y) that could reasonably be expected to delay or impair the ability of the Parent to consummate the Mergers, the Merger Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Mergers, the Merger Agreement or the Ancillary Documents; (B) other than as contemplated by the Merger Agreement, any material change in (x) the present capitalization of the Parent or any amendment of the Parent Charter or (y) the Parent’s corporate structure or business; or (C) any other action or proposal involving any person or entity (a “Person”) that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Mergers, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Parent or the Companies in order to carry out the terms and provision of this Section 1;

(c) not to deposit, and to cause each Holder’s Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Parent and the Companies in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules and regulations of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Parent Common Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that the Parent Stockholders vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by this Section 1); and

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Mergers, the Merger Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the General Corporation Law of the State of Delaware (as amended, the “DGCL”).

2. Grant of Proxy. Each Holder, with respect to all of the Shares, hereby irrevocably grants to, and appoints, the Parent and any designee of the Parent (determined in the Parent’s sole discretion) as such Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by him/her/it. The proxy granted by each Holder pursuant to this Section 2 is irrevocable and is granted in consideration of the Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Each Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Each Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote his/her/its Shares in accordance with Section 1 above.

3. Other Covenants.

(a) Transfer of Shares. Each Holder acknowledges such Holder’s obligations under the letter agreement, dated November 2, 2021 (the “Letter Agreement”), among the Parent and the Holders, pursuant to which such Holder has agreed to certain restrictions on the transfer of Shares, as more fully set forth in the Letter Agreement. The Parent and each Holder party to the Letter Agreement hereby covenant and agree with the Companies that the Companies shall be third party beneficiaries to the Letter Agreement and shall have all rights to enforce the Letter Agreement as if parties thereto, and that no change, amendment, modification or waiver under or with respect to the Letter Agreement shall be made without the consent of the Companies (which consent shall not be unreasonably withheld).

(b) Changes to Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of the Parent by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Each Holder agrees during the Voting Period to notify the Parent and the Companies promptly in writing of the number and type of any additional Shares acquired by such Holder, if any, after the date hereof.

(c) Compliance with Merger Agreement. Each Holder agrees during the Voting Period not to take or agree or commit to take any action that would make any representation and warranty of such Holder contained in this Agreement inaccurate in any material respect. Each Holder further agrees that such Holder shall use commercially reasonable efforts to cooperate with the Parent to effect the Mergers, all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement. During the Voting Period, each Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that the Parent is prohibited from taking pursuant to the Merger Agreement (unless the Companies shall have consented thereto).

(d) Registration Statement. During the Voting Period, each Holder agrees to provide to the Parent, the Companies and their respective Representatives any information regarding such Holder or the Shares that is reasonably requested by the Parent, the Companies or their respective Representatives for inclusion in the Registration Statement.

(e) Publicity. Each Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Parent and the Companies. Each Holder hereby authorizes the Parent and the Companies to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), his/her/its identity and ownership of the Shares and the nature of his/her/its commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

4. Representations and Warranties of Each Holder. Each Holder hereby represents and warrants to the Parent and the Companies as follows:

(a) Binding Agreement. Each Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If a Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of each Holder, enforceable against such Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Each Holder understands and acknowledges that the Companies are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(b) Ownership of Shares. As of the date hereof, each Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Parent Governing Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by each Holder pursuant to arrangements made by such Holder. Except for the Shares and other securities of the Parent set forth under a Holder’s name on the signature page hereto, as of the date of this Agreement, each Holder is not a beneficial owner or record holder of any: (i) equity securities of the Parent, (ii) securities of the Parent having the right to vote on any matters on which the holders of equity securities of the Parent may vote or which are convertible into or exchangeable for, at any time, equity securities of the Parent or (iii) options, warrants or other rights to acquire from the Parent any equity securities or securities convertible into or exchangeable for equity securities of the Parent.

(c) No Conflicts. No filing with, or notification to, any Governmental Entity, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by each Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by each Holder, the performance of his/her/its obligations hereunder or the consummation by him/her/it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any contract or obligation to which such Holder is a party or by which such Holder or any of the Shares or his/her/its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Each Holder hereby covenants and agrees that, except for this Agreement, such Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of his/her/its material obligations under this Agreement.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Parent, the Companies or the Holders shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Parent, the Companies, and the Holders, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of each Holder are personal to such Holder and may not be assigned, transferred or delegated by him/her/it at any time without the prior written consent of the Parent and the Companies, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of the Parent and the Companies may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of such Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(g). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic mail or other electronic means, with affirmative confirmation of receipt, (iii) on delivery or attempted delivery after being sent, if sent by reputable, nationally recognized overnight courier service that provides evidence of delivery or attempted delivery, or (iv) five (5) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Parent, to: Fortune Rise Acquisition Corporation 48 Bridge Street, Building A Metuchen, New Jersey Attention: Yuanmei Ma Email: sunnymei2005@gmail.com	with a copy (which will not constitute notice) to: Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, New York 10017 Attention: Arila Zhou Email: azhou@rc.com
If to the Companies, to: VCV Power Sigma, Inc. VCV Power Gamma, Inc. 1540 Broadway, Suite 1010 New York, New York 10036 Attn: Jerry Tang Email: jerry.tang@vcvdigital.com with a copy (which will not constitute notice) to:

Day Pitney LLP

605 Third Avenue, 31st Floor

New York, New York 10158

Attn: Scott W. Goodman, Richard D. Harris

Email: sgoodman@daypitney.com

rdharris@daypitney.com

If to a Holder, to: the address set forth under such Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Parent and the Companies (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Parent and Companies and the Holders in the case of an amendment and by the party granting the waiver in the case of a waiver. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Parent and Companies will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Parent and Companies shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by each Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any action arising out of or relating to this Agreement, the non-prevailing party in any such action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among each Holder, the Parent and the Companies, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Parent Stockholders entering into voting agreements with the Parent or the Companies. Unless a Holder advises the Parent and Companies to the contrary, each Holder is not affiliated with any other holder of securities of the Parent entering into a voting agreement with the Parent or the Companies in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Parent and Companies any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Merger Agreement and the Ancillary Documents to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly cancelled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Parent or any of the obligations of each Holder under any other agreement between such Holder and the Parent or any certificate or instrument executed by such Holder in favor of the Parent, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Parent or any of the obligations of such Holder under this Agreement.

(o) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

The Parent:

FORTUNE RISE ACQUISITION CORPORATION

By:	/s/ Yuanmei Ma
Name:	Yuanmei Ma
Title:	Chief Financial Officer

The Companies:

VCV POWER SIGMA, INC.

By:	/s/ Yuan (Jerry) Tang
Name:	Yuan (Jerry) Tang
Title:	Chief Executive Officer

VCV POWER GAMMA, INC.

By:	/s/ Yuan (Jerry) Tang
Name:	Yuan (Jerry) Tang
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

The Holder:

FORTUNE RISE SPONSOR LLC

By:	/s/ Koon Keung Chan
Name: Koon Keung Chan
Title: Managing Member

Number and Type of Shares:

Shares of Parent Common Stock:	(i) 505,500 shares of Class A common stock, par value $0.0001 per share; and (ii)2,000,000 shares of Class B common per share, par value $0.0001 per share

Options and Warrants:	N/A

Address for Notice:

Address:	48 Bridge Street, Building A

Metuchen, New Jersey

Telephone No.:	9496685613

Email:	link_investment@aliyun.com

[Signature Page to Voting Agreement]

The Holder:

US Tiger Securities, Inc.

By:	/s/ Xuedong Tian
Name: Xuedong Tian
Title: Head of ECM

Number and Type of Shares:

Shares of Parent Common Stock:	(i) 80,000 shares of Class A common stock, par value $0.0001 per share; and (ii)122,000 shares of Class B common per share, par value $0.0001 per share

Options and Warrants:	N/A

Address for Notice:

Address:	437 Madison Avenue

27th Floor

New York, NY 10022

Telephone No.:

Email:

[Signature Page to Voting Agreement]

The Holder:

EF Hutton Group, Division of Benchmark Investments, LLC

By:	/s/ Joseph T. Rallo
Name: Joseph T. Rallo
Title: Chief Executive Officer

Number and Type of Shares:

Shares of Parent Common Stock:	80,000 shares of Class A common stock, par value $0.0001 per share

Options and Warrants:	N/A

Address for Notice:

Address:	590 Madison Avenue

39th Floor

New York, NY 10022

Telephone No.:	(212) 970-5170

Email:	jrallo@efhuttongroup.com

[Signature Page to Voting Agreement]

The Holder:

/s/ Yuanmei Ma
Yuanmei Ma

Number and Type of Shares:

Shares of Parent Common Stock:	122,000 shares of Class B common per share, par value $0.0001 per share

Options and Warrants:	N/A

Address for Notice:

Address:	727 Cypress Hills Dr.

Encinitas

CA 92024

Telephone No.:	909-214-2482

Email:	sunnymei2005@gmail.com

[Signature Page to Voting Agreement]

The Holder:

/s/ Lei Xu
Lei Xu

Number and Type of Shares:

Shares of Parent Common Stock:	138,000 shares of Class B common per share, par value $0.0001 per share

Options and Warrants:	N/A

Address for Notice:

Address:	1818 Linda Vista Cir

Fullerton

CA 92831

Telephone No.:	1 (714) 497-0126

Email:	Leixu26@gmail.com

[Signature Page to Voting Agreement]

The Holder:

/s/ David Xianglin Li
David Xianglin Li

Number and Type of Shares:

Shares of Parent Common Stock:	20,000 shares of Class B common per share, par value $0.0001 per share

Options and Warrants:	N/A

Address for Notice:

Address:	23 W 116th Street, Apt. 9A

New York, NY 10026

Telephone No.:	7187108321

Email:	davidxli@yahoo.com

[Signature Page to Voting Agreement]

The Holder:
/s/ Michael Davidov
Michael Davidov

Number and Type of Shares:

Shares of Parent Common Stock:	20,000 shares of Class B common per share, par value $0.0001 per share

Options and Warrants:	N/A

Address for Notice:

Address:	48 Bridge Street Building A

Metuchen

NJ 08840

Telephone No.:	917-825-7577

Email:	michaeldavidov@gmail.com

[Signature Page to Voting Agreement]

The Holder:
/s/ Norman C. Kristoff
Norman C. Kristoff

Number and Type of Shares:

Shares of Parent Common Stock:	20,000 shares of Class B common per share, par value $0.0001 per share

Options and Warrants:	N/A

Address for Notice:

Address:	9 Mountain View Court Keene, NH 03430

Telephone No.:	603-352-1003

Email:	nckristoff@gmail.com

[Signature Page to Voting Agreement]

The Holder:

/s/ Christy Szeto
Christy Szeto

Number and Type of Shares:

Shares of Parent Common Stock:	1,750 shares of Class B common per share, par value $0.0001 per share

Options and Warrants:	N/A

Address for Notice:

Address:	FLAT C 9/F BLK 14, PRISTINE VILLA, 18 PAK I0

Telephone No.:	+852 96762558

Email:	klchristy@hotmail.com

[Signature Page to Voting Agreement]